UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2012

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	24-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2012, the Board of Directors (the “Board”) of Lighting Science Group Corporation, a Delaware corporation (the “Company”), approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each of its executive officers and directors (each an “Indemnitee”). Pursuant to the Indemnification Agreement, the Company has agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any “proceeding” (as such term is defined in the Indemnification Agreement) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while, (i) a director or officer of the Company or (ii) at the request of the Company, a director, officer, employee, agent or trustee of another enterprise. Following a written request by an Indemnitee, the Company is required to advance (within 20 days of receipt of such written request) to such Indemnitee, whether prior to or after final disposition of any proceeding, any and all expenses relating to the Indemnitee’s defense of such proceeding.

The obligations of the Company to provide indemnification is subject to a determination, (i) upon written request of an Indemnitee, by independent counsel (chosen by such Indemnitee) in a written opinion to the Board, or (ii) if such written request is not made, by the Company in accordance with applicable law. In such instances, the Company shall bear the burden of proof in establishing that any Indemnitee is not entitled to indemnification. Additionally, the Company is not required to indemnify an Indemnitee: (i) for amounts otherwise identifiable under the Indemnification Agreement that such Indemnitee has already received under any insurance policy, contract, agreement or otherwise (subject to certain exceptions as described in the Indemnification Agreement), (ii) for expenses and the payment of profits relating to any violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, (iii) as prohibited by applicable law, or (iv) for any proceeding initiated or brought voluntarily by such Indemnitee, unless (A) such proceeding is brought (x) to enforce such Indemnitee’s rights under the Indemnification Agreement, the Company’s charter documents or any other insurance policy or agreements relating to indemnification, or (y) with the permission of the Board; or (B) otherwise required by Delaware law.

The Indemnification Agreement will terminate upon the later of (i) ten years after the date that an Indemnitee ceases to serve as a director or officer of the Company or (ii) one year after the final termination of any proceeding, including any appeal, then pending in respect of which such Indemnitee has been granted rights of indemnification or advancement pursuant to the Indemnification Agreement.

A copy of the form of Indemnification Agreement to be entered into between the Company and each of its executive officers and directors is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above for a description of the form of Indemnification Agreement, which is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 14, 2012	By:	/s/ Gregory T. Kaiser
Name: Gregory T. Kaiser
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Form of Indemnification Agreement.